ATHENA CAPITAL PARTNERS, INC. LETTER HEAD

CONFIDENTIAL

April 10, 2003

Mr. Richard Gabriel, CEO and
Hector Gomez, M.D., Ph.D., Chairman
DNAPrint Genomics 900 Cocoanut
Avenue Sarasota, FL 34236

Gentlemen:

         This letter agreement (the "Agreement") shall confirm the engagement of Athena Capital Partners, Inc. ("Athena") by DNAPrint Genomics (the "Company") as the Company's exclusive investment banking agent to:

1. Arrange and negotiate a private placement of securities, issued by the Company and/or any of its subsidiaries or affiliates, in the form of common stock, convertible preferred stock, convertible debt, debt with warrants, or any other equity-linked securities (the "Securities"). The current plans are to raise $2.0 to $3.0 million at a pre-money valuation of $10.0 to $15.0 million.

2. Obtain grant money from various governmental entities. The current plan is raise $500,000 to $1.0 million.

3. Provide advisory services related to merger & acquisition activity, as requested by the Company.

The above-mentioned services are subject to the following terms and conditions:

         1. Exclusive Authorization. Subject to the terms and conditions of this Agreement, the Company hereby appoints Athena to act on a best efforts basis as its exclusive agent (except as it relates to the co-management relationship discussed in paragraph 7 and the public sale of registered securities discussed in paragraph 8) during the Authorization Period (as hereinafter defined) in all the Company's investment banking activities, including the effort to privately place the Securities (the "Transaction") in an amount and on terms and conditions satisfactory to the Company. Athena hereby accepts such agency and agrees on the terms of this Agreement to use its best efforts during

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the Authorization Period to arrange the sale of the Securities through such a private placement to potential investors (the "Investors"). The Company understands that Athena shall not have any obligation hereunder to purchase any of the Securities or to provide financing of any kind to the Company. In addition, the Company agrees that it will not hold Athena liable or responsible in the event that the Transaction is not consummated for any reason whatsoever, including, but not limited to, an adverse change in the financial or security markets, insufficient demand for instruments similar to the Securities, or a lack of interest by Investors in the Transaction. During the Authorization Period, the Company shall be prohibited from (i) directly or indirectly offering any of the Securities (or instruments substantially similar to the Securities) for sale to, or soliciting any offer to purchase any of the Securities (or instruments substantially similar to the Securities) from, or otherwise contacting, approaching or negotiating with respect thereto with, any person, and (ii) authorizing anyone other than Athena to act on its behalf to place the Securities (or instruments substantially similar to the Securities). The Company shall promptly refer to Athena all offers, inquiries and proposals relating to any placement of the Securities (or instruments substantially similar to the Securities) made to the Company at any time during the Authorization Period.

         2. Authorization Period. Athena's engagement hereunder shall become effective on the date this engagement letter is executed (the "Execution Date") and, unless earlier terminated or extended in writing by the Company and/or Athena, shall expire in twelve (12) months from the Execution Date (the "Termination Date"; the period from the Execution Date through the Termination Date being hereinafter referred to as the "Authorization Period").

         3. Offering Materials. In connection with its engagement hereunder, the Company shall prepare a Confidential Offering Materials, and such amendments or supplements thereto as the Company may reasonably deem to be necessary or appropriate to effectuate the sale of the Securities (the Confidential Offering Material, as the same may be amended or supplemented from time to time, is referred to herein as the "Offering Materials") and Athena shall cooperate and assist the Company in the preparation of the Offering Materials, which shall include: a business plan, comparable analysis, valuation analysis, etc. Prior to any distribution thereof, the Offering Materials shall be subject to Athena's and the Company's review and approval.

         4. Fees and Disbursements.

         (a) As compensation for Athena's services hereunder, the Company shall pay Athena fees and issue and deliver warrants to Athena as follows:

         (i) upon the execution of this Agreement, a retainer, payable in warrants of the Company (no cash), in such amount that represents $80,000 of the value of the Company (determined by a 20 day moving average). This Retainer shall be non-refundable, except as described below. Upon a closing of a Transaction, one-half of the value of the Retainer (i.e. warrants representing $40,000 in value) shall be credited against the warrant portion of the fees payable to Athena pursuant to subparagraph 4(a)(iii) below;

         (ii) upon the closing of a Transaction, a transaction fee (the "Transaction Fee") payable in cash to Athena in an amount equal to 6% of the Aggregate

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                  Consideration (as defined below) paid for the Securities by
                  Investors; provided, however, that the Transaction Fee shall be an amount not less than, in any circumstance, $165,000 (the "Minimum Fee"). If the Aggregate Consideration is less than $1.0 million then the Minimum Fee shall be 16.5% of the Aggregate Consideration; and

         (iii) upon the closing of a Transaction, the Company shall issue to Athena warrants for a nominal price to purchase such number of shares of the common stock of the Company equal to 4% of the Aggregate Consideration (as defined below) paid for the Securities by Investors, which warrants would be exercisable for a period of five (5) years from the date of such closing, at an exercise price per share equal to that paid by Investors in the Transaction. The terms of the warrants shall be set forth in a warrant agreement in form and substance satisfactory to Athena and the Company, which shall contain terms substantially identical to those applicable to the Securities issued to Investors in the Transaction, including, without limitation, anti-dilution provisions, registration rights, and cashless exercise. The Company, at its option, may elect to pay this portion of the fee in cash instead of warrants.

         (iv) upon the receipt of grant money (as discussed in item 2 of the introductory paragraph of this engagement letter), the Company shall issue to Athena warrants for a nominal price to purchase such number of shares of the common stock of the Company equal to $35,000 of the value of the Company, which warrants would be exercisable for a period of five (5) years from the date of such closing, at an exercise price per share equal to that paid by Investors in the Transaction. The terms of the warrants shall be set forth in a warrant agreement in form and substance satisfactory to Athena and the Company, which shall contain terms substantially identical to those applicable to the Securities issued to Investors in the Transaction, including, without limitation, anti-dilution provisions and registration rights.

         (v) fees for merger & acquisition advisory services will include a monthly retainer plus a success fee equal to a percentage of the "Transaction Value". For purposes of this Agreement the Transaction Value shall mean the market value of the stock of the target plus the book value of the target's debt (the target's enterprise value). Athena and the Company will negotiate in good faith to arrive at a reasonable fee.

         (vi) Fees for the public sale of registered securities during the Authorization Period, are discussed in paragraph 8 below.

         (b) In addition to the fees payable to Athena hereunder and regardless of whether the sale of any of the Securities is consummated, the Company shall reimburse Athena, upon request made from time to time, for all of Athena's out-of-pocket expenses incurred in connection with this engagement, including the fees, disbursements and other charges of Athena's legal

                                       -3-


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counsel. The Company acknowledges that Athena has a monthly administrative charge (the administrative charge includes small dollar charges for items such as long distance telephone calls, regular mail postage, photocopies, etc. It does not include charges such as fedex charges or charges for operator assisted conference calls) of $200, in addition to specific direct reimbursable charges. All expenses greater than $500 per month will be pre-approved by Company.

         (c) The Company shall pay to Athena all fees and issue and deliver warrants to Athena as described in Section 4 of this Agreement in the event that at any time prior to the expiration of 12 months after the Termination Date any of the Securities (or instruments substantially similar to the Securities) are sold to any Investor identified and/or contacted during the Authorization Period.

         (d) The Company shall pay to Athena all fees and issue and deliver warrants to Athena as described in Section 4 of this Agreement in the event that at any time prior to the expiration of 12 months after the Termination Date substantially all of the assets of the Company are sold to any Investor identified and/or contacted during the Authorization Period.

         (e) If a Transaction has been consummated and one or more Additional Transactions (for purposes of this Agreement "Additional Transactions" shall mean the sale of securities other than the Securities contemplated in this engagement letter) are consummated by the Company (or any affiliate or subsidiary thereof) within 12 months from the closing date of the initial Transaction with any Investor identified and/or contacted during the Authorization Period, Athena shall be entitled to receive (i) an additional fee (the "Additional Fee") in an amount equal to 6% of the Aggregate Consideration paid by the Investors in connection with any such Additional Transactions, payable in cash upon the closing of any such Additional Transactions and (ii) warrants equal to 4% of the Aggregate Consideration paid by the Investors in such Additional Transactions, issuable and deliverable to Athena upon the closing of any such Additional Transactions. Such warrants shall be exercisable for a period of five years from the date of such closing, at an exercise price per share equal to that paid by the Investors in the Additional Transactions. The terms of the warrants shall be set forth in a warrant agreement in form and substance satisfactory to Athena and the Company, which shall contain terms substantially identical to those applicable to the Securities issued to Investors in the Transaction, including, without limitation, anti-dilution provisions, registration rights, and cashless exercise.

         (f) The definition of "Aggregate Consideration" for purposes of calculating Athena's fee shall be deemed to include the cumulative fair market value of all cash and other consideration paid for the Securities (or instruments substantially similar to the Securities) by the Investors during the Authorization Period, as well as any amounts paid in escrow and amounts payable in the future. The fair market value of any non-cash consideration will be the value determined by the Company and Athena at or prior to the date of the applicable Transaction. The portion of Athena's fee relating to any future payments shall be calculated and paid when and as such future payments are made; provided, however, that the Minimum Fee payable to Athena pursuant to this paragraph 4 shall be as described in paragraph 4 regardless of the timing of future payments, if any.

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         (g) All fees described above, and the reimbursement of Athena's out-of-pocket expenses are payable by the Company as outlined above. The Company will pay Athena, at a rate equal to twelve percent (12%) per year, a monthly late payment charge (the "Late Payment Charge") on the unpaid balance of any fees or expenses not timely paid in full. With respect to any unpaid portion of the Transaction Fee or the Additional Fee, the Late Payment Charge will be computed from the date of the closing of the Transaction or the Additional Transaction, as applicable, until payment in full with respect to the unpaid portion of any of Athena's out-of-pocket expenses, the Late Payment charge will be computed from thirty (30) days after the issuance of Athena's invoice until payment in full of such out-of-pocket expenses.

5. Representations and Covenants. The Company represents and covenants as follows:

         (a) The Company shall make available to Athena and/or shall agree to have professionally prepared at the Company's expense, all financial statements, projections, appraisals, surveys, title abstracts, performance summaries and other information which, by mutual agreement, shall be necessary or appropriate for the proper marketing of the Securities and the completion of the financing contemplated hereby.

         (b) During the Authorization Period, the Company shall not use, distribute or refer to any Offering Materials (as hereinafter defined) without mutual prior consent, except for internal use among the Company's personnel and representatives and disclosure for the Securities and Exchange Commission.

         (c) All materials to be given to any potential investor in connection with the offering or placement of the Securities shall be approved by both the Company and Athena (all such materials, as so approved, together with the Offering Materials, being referred to herein as the "Offering Material"). The Company represents, warrants and agrees that the Offering Material as of the date thereof was, and will be as of the closing date of each sale of Securities (a "Closing Date"), true, complete and correct in all material respects and does not, and will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements contained therein not misleading. The Company shall advise Athena immediately of the occurrence of any event or other change which results in the Offering Material containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading. The Company recognizes and confirms that Athena (i) will be using and relying primarily on the information in the Offering Material and information available from generally recognized public sources in performing the services contemplated hereunder without having independently verified the same, (ii) does not assume responsibility for the accuracy or completeness of such information or of the Offering Material and
(iii) will not make any appraisal of any assets of the Company. The Company will cause to be furnished to Athena, at each closing of the sale of the Securities, copies of "comfort" letters to be furnished to the purchasers of the Securities on each Closing Date. Any letters provided to any party in connection with the sale of the Securities and such letters as counsel to Athena may reasonably request and the Company agrees are reasonable, dated the date of such closing, in form and substance satisfactory to Athena.

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         (d) The Company shall give Athena or will cause to be given Athena (i)
copies of the Company's annual reports and other financial reports at the earliest time that such reports are made available to others, (ii) notice of any material development affecting the Company, (iii) copies of all filings made by the Company with the Securities and Exchange Commission, (iv) such other information concerning the business and financial condition of the Company as Athena may from time to time reasonably request and (v) access to the Company's officers, directors, accountants, counsel and other advisors. Athena will obtain approval from the Company's CEO and/or Chairman prior to contacting any of the aforementioned advisors. In addition, the Company will, so long as any of the Securities remain outstanding, furnish directly to Athena a copy of each communication which is sent to the holders of the Securities as promptly as practicable after the same is sent to them.

         (e) If any Securities are to be offered or sold outside of the United States, prior to the distribution of any Offering Material, the Company shall cause its counsel to (i) prepare and deliver to Athena an International Securities Law Memorandum addressing securities laws and certain other issues requested by Athena, and (ii) prepare and file all applicable filings or registrations in the jurisdictions outside of the United States identified by Athena, if any are required. The International Securities Law Memorandum shall contain, among other things, the jurisdictions in which the Securities have been qualified for offer and sale or in which Securities may be offered and sold without prior governmental qualifications, as the case may be.

         (f) Upon each closing of a Transaction and an Additional Transaction, the Company shall cause its counsel to prepare and file a Form D with the Securities and Exchange Commission pursuant to Regulation D under the Securities Act of 1933 together with all applicable state securities or "blue sky" filings or registrations.

         (g) As a further inducement to Athena for accepting this engagement, the Company agrees (assuming the successful completion of the private placement discussed above) that for a period of 12 months after the termination of this engagement, the Company shall notify Athena of any plans the Company may have to consummate any (1) acquisition with respect to which the Company will engage a financial advisor, (2) disposition for which the Company will engage a financial advisor, (3) private placement of securities (other than the Transaction governed by this Agreement), or (4) public offering of securities, and shall grant to Athena the opportunity to act as exclusive financial advisor, lead placement agent or managing underwriter in connection with any of the foregoing, as the case may be, at fees and/or discounts which are mutually acceptable to the Company and Athena; provided, however, that if Athena indicates that it is willing to act as exclusive financial advisor, lead placement agent or managing underwriter in connection with any of the foregoing, but Athena and the Company are unable to agree upon an acceptable fee and/or discount, the Company may engage any other appropriate financial institution to act as exclusive financial advisor, lead placement agent or managing underwriter in connection therewith, but only if (a) the fees payable to such other institution or the underwriting discount which would be earned by such other institution, will be less than those which Athena indicated it would accept, and (b) prior to engaging such other financial institution, the Company offers Athena the opportunity to act as exclusive financial advisor, lead placement agent or managing underwriter, as the case may be, on the same financial terms that such other financial institution had agreed to accept. The forgoing notwithstanding, under no circumstances shall Athena be obligated to accept any offer to act as the

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Company's advisor, placement agent or underwriter, and nothing contained herein shall constitute the agreement of Athena to so act.

         (h) The Company agrees that during the Authorization Period, the Company shall notify Athena of any plans the Company may have to consummate a Sale Transaction (as defined below) in lieu of the Transaction, and shall grant to Athena the opportunity to act as exclusive financial advisor in connection with such Sale Transaction at the equivalent Transaction Fees provide herein as used in this Agreement, the term "Sale Transaction" means, whether effected in one transaction or a series of transactions: (a) any merger, consolidation, reorganization or other business combination pursuant to which the business of the Company is combined with that of another party or (b) the acquisition, directly or indirectly, by any of the capital stock or assets of the Company by way of a negotiated purchase or otherwise, or (c) any sale of substantially all of the assets of the Company.

         (i) The Company represents, warrants and agrees that, except as required by law or legal process, it will keep confidential, and will not disclose to any third party, (i) the amount of the Transaction Fee, the Additional Fee, and any other fees and expenses contemplated by this Agreement, and (ii) the identities of the Investors identified or contacted by Athena.

6.       Indemnification.

         (a) Athena shall be indemnified and held harmless by the Company against any losses, claims, damages or liabilities ("Claims") to which Athena may become subject in connection with this Engagement. The Company will also reimburse Athena for its expenses (including fees and expenses of legal counsel) as such expenses are incurred in connection with investigating or defending such Claims. However, the Company will not be obligated under this indemnity if it is finally determined that such Claims arose out of the gross negligence or willful misconduct of Athena. The reimbursement and indemnity obligations under this paragraph shall be in addition to any liability the Company may otherwise have, shall extend upon the same terms and conditions to the officers, directors, members and employees of Athena, and shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

         (b) The Company shall be indemnified and held harmless by Athena against any Claims, other than fees and expenses discussed in Section 4 above, to which the Company may become subject in connection with this Engagement. Athena will also reimburse the Company for its expenses (including fees and expenses of legal counsel) as such expenses are incurred in connection with investigating or defending such Claims. However, Athena will not be obligated under this indemnity if it is finally determined that such Claims arose out of the gross negligence or willful misconduct of the Company. The reimbursement and indemnity obligations under this paragraph shall be in addition to any liability Athena may otherwise have, shall extend upon the same terms and conditions to the officers, directors, members and employees of the Company, and shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

         (c) In the event Athena is requested or authorized by the Company or required by government regulation, subpoena, or other legal process to produce documents or personnel as

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witnesses with respect to Athena's services for the Company, the Company will, so long as it is not a party to the proceeding in which information is sought, reimburse Athena for its professional time and expenses, as well as the fees and expenses of Athena's counsel, incurred in responding to such requests.

         (d) Any controversy or claim arising out of or relating to this Agreement or the services provided by Athena pursuant hereto (including any such matter involving any parent subsidiary, affiliate, successor in interest, or agent of the Company or of Athena) shall be submitted first to voluntary mediation, and if mediation is not successful, then to binding arbitration in accordance with the dispute resolution procedures set forth in Attachment 1. Judgment on any arbitration award may be entered in any court having proper jurisdiction.

         (e) In no event, regardless of the legal theory advanced, shall Athena be liable or responsible to any person or entity including, but not limited to, the Company other than for its gross negligence or willful misconduct and any such liability shall be limited to the amount actually paid by the Company under this Agreement. Neither party shall be liable to the other for consequential, incidental, indirect, punitive or special damages (including loss of profits, data, business or goodwill), regardless of the legal theory advanced or of any notice given as to the likelihood of such damages, provided that this sentence shall not apply to any such damages subject to indemnification under section 6. The Company's recourse with respect to any liability or obligation of Athena hereunder shall be limited to the assets of Athena, and the Company shall have no recourse against, and shall bring no claim against, any director, officer or employee of Athena or any of the assets thereof. Similarly, Athena's recourse with respect to any liability or obligation of the Company hereunder shall be limited to the assets of the Company, and Athena shall have no recourse against and shall bring no claim against, any director, officer or employee of the Company or any of the assets thereof.

         7. Co-Management. Athena has negotiated a co-management arrangement with Sema4, Inc. with respect to the targets identified by Sema4, Inc. (targets will be listed in an Exhibit A which shall be made a part this Agreement. Exhibit A shall be completed after this agreement between Athena and the Company has been executed and in connection with a separate letter of agreement between Athena and Sema4, Inc. Sema4, Inc. has indicated they have three (3) targets that will appear on Exhibit A). Such arrangement would call for a sharing of the fee described in paragraph 4 between Athena and Semaphore. The current agreement is that such fee will be shared 50/50 between Athena and Sema4, Inc.

         8. Public Sale of Registered Securities. The Company shall retain the right to sell up to $1.2 million of registered shares to the public during the Authorization Period. (The stated purpose of sales is to generate sufficient cash to cover operating expenses prior to closing the private placement discussed above.) Athena agrees that such sales will not violate the Exclusive Authorization provisions described in paragraph 1 above. The Company agrees that it will not unreasonably withhold its acceptance of funds raised in the private placement in the amounts and for the fees described above. Furthermore, the Company agrees to compensate Athena (for value received from Athena's services that will benefit the public sales) at the rate of 2.083% of the amount raised up to a maximum of $25,000. Such amount shall be in addition to the fees

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discussed in paragraph 4 above and will be nonrefundable. Such fees shall be creditable against termination fees discussed in paragraph 9 below.

         9. Miscellaneous. Athena's engagement hereunder may be terminated by either the Company or Athena at any time upon written notice to that effect to the other party, it being understood that the provisions hereof relating to the payment of fees and expenses, the right to receive warrants and indemnification and contribution and the right of first refusal with respect to certain future transactions that may be undertaken by the Company will survive any termination, expiration or supersession of this Agreement. Additionally, if the Company terminates the Agreement prior to the end of the original Authorization Period, the Company agrees to pay Athena the sum of $50,000 in recognition of the services provide to date.

         THIS AGREEMENT WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF FLORIDA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY IN SUCH STATE.

         EACH OF THE COMPANY AND ATHENA AGREE THAT ANY ACTION OR PROCEEDING BASED HEREON, OR ARISING OUT OF ATHENA'S ENGAGEMENT HEREUNDER, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF FLORIDA LOCATED IN THE CITY AND COUNTY OF HILLSBOROUGH OR IN THE UNITED STATES DISTRICT COURT FOR THE MIDDLE DISTRICT OF FLORIDA. THE COMPANY AND ATHENA EACH HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF FLORIDA LOCATED IN THE CITY AND COUNTY OF HILLSBOROUGH OR IN THE UNITED STATES DISTRICT COURT FOR THE MIDDLE DISTRICT OF FLORIDA FOR THE PURPOSE OF ANY SUCH ACTION OR PROCEEDING AS SET FORTH ABOVE AND IRREVOCABLY AGREE TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH ACTION OR PROCEEDING. EACH OF THE COMPANY AND ATHENA HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH ACTION OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

         The Company (for itself, anyone claiming through it or in its name, and on behalf of its equity holders) and Athena each hereby irrevocably waive any right they may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or the transactions contemplated hereby. This Agreement may not be assigned by either party without the prior written consent of the other party.

         It is understood that Athena is being engaged hereunder solely to provide the services described above to the Company and that Athena is not acting as an agent or fiduciary of, and shall have no duties or liabilities to, the equity holders of the Company or any third party in connection with its engagement hereunder, all of which are hereby expressly waived.

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         This Agreement (including the attached Indemnification Agreement)
embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof. This Agreement may not be amended or otherwise modified or waived except by an instrument in writing signed by both Athena and the Company. If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not effect such provision in any other respect or any other provision of this Agreement, which will remain in full force and effect.

Please confirm that the foregoing correctly sets forth our agreement by signing and returning to Athena the enclosed duplicate copy of this Agreement.

                                               Very truly yours,

                                               ATHENA CAPITAL PARTNERS, INC.

                                               By: /s/ Lisa R. Weiss
                                               ------------------------------
                                                   Lisa R. Weiss, CFA
                                                   President

THIS AGREEMENT CONTAINS A PRE-DISPUTE ARBITRATION CLAUSE LOCATED IN PARAGRAPH 6 ENTITLED "INDEMNIFICATION".

Accepted and Agreed to as of the date first written above:

DNAPRINT GENOMICS

Signature                                      Title
         ----------------                           --------------

Print Name                                     Date
         ----------------                           --------------

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                                  ATTACHMENT 1

                          DISPUTE RESOLUTION PROCEDURES

The following procedures shall be used to resolve any controversy or claim ("dispute") as provided in our agreement dated March 31, 2003(the "Agreement"). If any of these provisions are determined to be invalid or unenforceable, the remaining provisions shall remain in effect and binding on the parties to the fullest extent permitted by law.

MEDIATION

A dispute shall be submitted to mediation by written notice to the other party or parties. In the mediation process, the parties will try to resolve their differences voluntarily with the aid of an impartial mediator, who will attempt to facilitate negotiations. The mediator will be selected by agreement of the parties. If the parties cannot otherwise agree on a mediator, one will be appointed by the American Arbitration Association ("AAA"). However, any mediator appointed by the AAA must be acceptable to all parties.

The mediation will be conducted as specified by the mediator and agreed upon by the parties. The parties agree to discuss their differences in good faith and to attempt, with the assistance of the mediator, to reach an amicable resolution of the dispute.

The mediation will be treated as a settlement discussion and therefore will be confidential. The mediator may not testify for either party in any later proceeding relating to the dispute. No recording or transcript shall be made of the mediation proceedings.

Each party will bear its own costs in the mediation. The fees and expenses of the mediator will be shared equally by the parties.

ARBITRATION

If a dispute has not been resolved within 90 days after the written notice beginning the mediation process (or a longer period, if the parties agree to extend the mediation), the mediation shall terminate and the dispute will be settled by arbitration. The arbitration will be conducted in accordance with the procedures in this document and the Arbitration Rules for Professional Accounting and Related Services Disputes of the AAA ("AAA" Rules). In the event of a conflict, the provisions of this document will control.

The arbitration will be conducted before a panel of three arbitrators, regardless of the size of the dispute, to be selected as provided in the AAA Rules. Any issue concerning the extent to which any dispute is subject to arbitration, or concerning the applicability, interpretation, or enforceability of these procedures, including any contention that all or part of these procedures are invalid or unenforceable, shall be governed by the Federal Arbitration Act and resolved by the arbitrators. No potential arbitrator may serve on the panel unless he or she has agreed in writing to abide and be bound by these procedures.

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Unless provided otherwise in the Agreement, the arbitrators may not award non-monetary or equitable relief of any sort. They shall have no power to award
(i) damages inconsistent with the Agreement or (ii) punitive damages or any other damages not measured by the prevailing party's actual damages, and the parties expressly waive their right to obtain such damages in arbitration or in any other forum. In no event, even if any other portion of these provisions is held to be invalid or unenforceable, shall the arbitrators have power to make an award or impose a remedy that could not be made or imposed by a federal court deciding the matter in the same jurisdiction.

No discovery will be permitted in connection with the arbitration unless it is expressly authorized by the arbitration panel upon a showing of substantial need by the part seeking discovery.

All aspects of the arbitration shall be treated as confidential. Neither the parties nor the arbitrators may disclose the existence, content or results of the arbitration, except as necessary to comply with legal or regulatory requirements. Before making any such disclosure, a party shall give written notice to all other parties and shall afford such parties a reasonable opportunity to protect their interests.

The results of the arbitration will be binding on the parties, and judgment on the arbitrators' award may be entered in any court having jurisdiction.

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